Exhibit 15.1

KPMG AG
Audit Financial Services
Badenerstrasse 172	P.O. Box	Telephone +41 44 249 31 31
CH-8004 Zurich	CH-8026 Zurich	Fax +41 44 249 23 19
Internet www.kpmg.ch

Zurich, May 16, 2011

Credit Suisse Group AG

Zurich, Switzerland

Re: Registration Statement on Form F-3

With respect to the subject registration statement on Form F-3, we acknowledge our awareness of the incorporation by reference therein of our report dated May 10, 2011 related to our review of interim financial information of Credit Suisse Group AG as of March 31, 2011 and 2010 and for the three-month periods ended March 31, 2011 and 2010.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

KPMG AG

/s/ Marc Ufer	/s/ Simon Ryder
Marc Ufer	Simon Ryder
Partner	Partner

KPMG AG/SA, a Swiss corporation, is a subsidiary of KPMG Holding AG/SA, which is a subsidiary of KPMG Europe LLP and a member of the KPMG network of independent firms affiliated with KPMG International, a Swiss cooperative.

Member of the Swiss Institute of Certified Accountants and Tax Consultants